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                                                                    Exhibit 23.3



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this pre-effective Amendment No. 2 to Registration Statements No. 333-56013 and 333-56013-01 of Advance Stores Company, Incorporated of our report dated July 17, 1998 (August 17, 1998 as to Note 13) on the financial statements of Western Auto Supply Company and Subsidiaries appearing in the Prospectus, which is a part of such Registration Statements, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
Kansas City, Missouri
October 5, 1998